                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO. 2)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       WESTIN HOTELS LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                              WHLP ACQUISITION LLC
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
        Units of Limited Partnership Interest
        ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
        135,600
        ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       $625
        ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
        $84,750,000*
        ----------------------------------------------------------------------

     (5)  Total fee paid:
        $6,856.28**
        ----------------------------------------------------------------------

[X]  Fee previously paid.

 * Estimated for purposes of calculating the amount of filing fee only. Transaction value was derived by multiplying 135,600 (the number of units of limited partnership interest of registrant outstanding as of October 15, 2003 according to the Schedule 14D-9 filed by the registrant with the Securities and Exchange Commission on October 16, 2003) by $625 (the purchase price per unit offered to be purchased).

** The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities and Exchange Act of 1934, as amended, and Fee Advisory #11 for Fiscal Year 2003 issued by the Securities and Exchange Commission on February 21, 2003, equals 0.008090% of the transaction valuation.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:  $6,856.28

     (2)  Form, Schedule or Registration Statement No.:  Schedule TO-T

     (3)  Filing Parties:  Starwood Hotels & Resorts Worldwide, Inc.
                           WHLP Acquisition LLC

     (4)  Date Filed:  November 4, 2003

             [Starwood Hotels & Resorts Worldwide, Inc. Letterhead]

FOR IMMEDIATE RELEASE

         Starwood Extends Tender Offer for Westin Michigan Avenue Hotel
                       at Purchase Price of $625 per Unit
                              to December 19, 2003

          ___________________________________________________________

WHITE PLAINS, N.Y. - (BUSINESS WIRE) - December 5, 2003 - Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today announced that it has extended its tender offer to purchase, through its wholly owned subsidiary, WHLP Acquisition LLC, all of the outstanding units of limited partnership (the "Units") of Westin Hotels Limited Partnership ("WHLP"), the owner of the Westin Michigan Avenue hotel in Chicago, Illinois, at a purchase price of $625 in cash per Unit. The offer, previously scheduled to expire at 5:00 p.m., EST, on December 4, 2003, will now expire at 5:00 p.m., EST, on December 19, 2003, unless further extended.

Starwood also announced today that it has extended its solicitation period for the consent of WHLP's limited partners to proposals that would facilitate Starwood's purchase of 100% of the Units. These include proposals to amend WHLP's partnership agreement to, among other things, render certain transfer restrictions inapplicable to Starwood's tender offer, to certain types of similar tender offers, and to mergers that follow those tender offers. Starwood is also seeking the consent of the limited partners to effect a merger, following its tender offer, of WHLP with or into an affiliate of Starwood for the same $625 purchase price. Subsidiaries of Starwood are the general partner of WHLP and manage the Westin Michigan Avenue hotel. The solicitation period, previously scheduled to expire at 5:00 p.m., EST, on December 4, 2003, will now expire at 5:00 p.m., EST, on December 19, 2003, unless further extended.

As Starwood previously disclosed, two Unitholders have filed a lawsuit against Starwood, WHLP, the partnership's general partner and certain other persons alleging breaches of fiduciary duties, violations of the federal securities laws, breach of the partnership agreement and other claims. Starwood believes this lawsuit, which is in its early stages, is without merit and Starwood intends to vigorously defend it.

In addition, various other Unitholders, two of which have recently closed tender offers for Units at offer prices substantially below Starwood's offer price, have sent letters to all the Unitholders claiming that Starwood's offer is unfair. Some of these letters appear to contain inaccurate or baseless statements, which Starwood believes are likely intended to disrupt its tender offer. Starwood's offer price represents a substantial premium to these other tender offer prices as well as other recent prices at which Units have been sold and would provide all Unitholders with certain short-term liquidity at a premium. Starwood intends to assert its legal rights and remedies to prevent illegal or improper interference with its tender offer.

December 5, 2003
Page 2

As of 5:00 p.m., Eastern time, December 4, 2003, a total of approximately 20,792 Units (representing approximately 15.33% of the 135,600 outstanding Units) had been validly tendered and not withdrawn.

Unitholders who have any questions about Starwood's tender offer, need help or would like additional copies of the Offer to Purchase and Solicitation Statement, Agreement of Assignment and Transfer, Consent Form or other documents disseminated with respect to the Offer to Purchase and Solicitation Statement should contact Starwood's Information Agent, D.F. King & Co., Inc., Toll-Free at
(888) 605-1957.

STARWOOD STRONGLY ADVISES ALL WHLP UNITHOLDERS TO READ THE DEFINITIVE OFFER TO PURCHASE AND SOLICITATION STATEMENT, AGREEMENT OF ASSIGNMENT AND TRANSFER AND CONSENT FORM THAT STARWOOD MAILED TO ALL UNITHOLDERS AND FILED WITH THE SEC ON NOVEMBER 4, 2003.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO PURCHASE ANY UNITS, THE SOLICITATION OF AN OFFER TO SELL ANY UNITS, THE SOLICITATION OF THE CONSENT OF ANY LIMITED PARTNER OR A RECOMMENDATION TO ANY UNITHOLDER TO TAKE ANY ACTION WITH RESPECT TO ANY OFFER. THE SOLICITATION AND OFFER TO BUY UNITS OF WHLP AND THE SOLICITATION OF UNITHOLDER CONSENTS ARE BEING MADE PURSUANT TO THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS THAT STARWOOD SENT TO UNITHOLDERS AND FILED WITH THE SEC ON
NOVEMBER 4, 2003. STARWOOD STRONGLY ADVISES ALL WHLP UNITHOLDERS TO READ THE DEFINITIVE OFFER TO PURCHASE AND SOLICITATION STATEMENT CAREFULLY, BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION, INCLUDING RISK FACTORS AND THE TERMS AND CONDITIONS OF THE OFFER AND THE CONSENT SOLICITATION. UNITHOLDERS MAY OBTAIN THE OFFER TO PURCHASE AND SOLICITATION STATEMENT AND RELATED MATERIALS FOR FREE FROM THE SEC'S WEBSITE AT WWW.SEC.GOV OR FROM THE INFORMATION AGENT, D.F. KING & CO., AT (888) 605-1957 (TOLL-FREE). INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE OFFER TO PURCHASE AND SOLICITATION STATEMENT.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with more than 740 properties in more than 80 countries and 105,000 employees at its owned and managed properties. With internationally renowned brands, Starwood is a fully integrated owner, operator and franchiser of hotels and resorts, including: St. Regis(R), The Luxury Collection(R), Sheraton(R), Westin(R), Four Points(R) by Sheraton, W(R) brands, as well as Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwood.com.

December 5, 2003
Page 3

(Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance or actions and involve risks and uncertainties and other factors that may cause actual results or actions to differ materially from those anticipated at the time the forward-looking statements are made. Starwood undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise).

CONTACT:  Starwood Hotels & Resorts
          Allison Reid, 914-640-8514

SOURCE:   Starwood Hotels & Resorts Worldwide, Inc.